UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

As previously disclosed by Lakeland Industries, Inc. (the “Company”) in its Current Report on Form 8-K filed on February 5, 2015, RSM China (Shanghai), the former auditors of the Company’s China subsidiary Weifang Lakeland Safety Products Co., Ltd. (“Lakeland China”), merged its practice prior to November 2014 with Ruihua Certified Public Accountants (“Ruihua CPA”). As a result of the merger, Ruihua CPA became the successor auditors for Lakeland China on whom the Company’s principal independent registered public accounting firm had expected to express reliance in its report. On March 3, 2015, the Company was advised by Ruihua CPA that the firm’s policy (the “Policy”) prohibited a principal accountant from placing reliance on Ruihua CPA’s work, making reference to that effect in the principal accountants’ report and filing Ruihua CPA’s separate report in an annual report on Form 10-K or any other public filing.

As a result of this Policy, on March 20, 2015, the Company dismissed Ruihua CPA as the auditors for Lakeland China. The decision to dismiss Ruihua CPA was made and approved by the Audit Committee of the Company’s Board of Directors. In light of the abbreviated period of time for which Ruihua CPA was the auditors of Lakeland China, Ruihua CPA did not, and will not, audit the financial statements of Lakeland China or issue any report for the past fiscal year ended January 31, 2015. Ruihua CPA, as the successor firm to RSM China (Shanghai), intends to reissue its report for the fiscal year ended January 31, 2014.

During the two most recent fiscal years ended January 31, 2015 and 2014, and during the period from February 1, 2015 to the date of dismissal, there were no disagreements with Ruihua CPA or RSM China (Shanghai) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ruihua CPA or RSM China (Shanghai), would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, during that time there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ruihua CPA with a copy of the foregoing disclosures and has requested that Ruihua CPA furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Ruihua CPA agrees with the statements made therein, each as required by SEC rules, and, if not, stating the respects in which it does not agree. A copy of Ruihua CPA’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective as of March 20, 2015, the Audit Committee of the Company’s Board of Directors engaged Shanghai Mazars Certified Public Accountants (“Mazars China”) as the new independent registered public accountants of Lakeland China and Lakeland (Beijing) Safety Products Co., Ltd (“Beijing”).

During the two most recent fiscal years and through the interim period preceding the engagement of Mazars China, neither the Company, nor anyone on its behalf, consulted with Mazars China regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Lakeland China’s and Beijing’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Mazars China concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Ruihua Certified Public Accountants to the Securities and Exchange Commission, dated March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

Exhibit Index

Exhibit	Description

16.1	Letter of Ruihua Certified Public Accountants to the Securities and Exchange Commission, dated March 20, 2015.